UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2008

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement

On November 3, 2008, Genco Shipping & Trading Limited (the “Company”) agreed to cancel certain agreements it entered into on June 16, 2008 with Lambert Navigation Ltd., Northville Navigation Ltd., Providence Navigation Ltd., and Prime Bulk Navigation Ltd. to purchase six drybulk vessels for an aggregate price of approximately $530 million.  As part of the agreement, the selling group will retain the deposits totaling $53 million for the six vessels, comprised of three Capesize and three Handysize vessels.  This agreement will result in a charge in the fourth quarter of 2008 to the Company’s income statement of approximately $54 million related to the forfeiture of these deposits.

In addition, the terms of the Company's $320 million credit facility entered into on September 4, 2008 to fund the six vessel acquisition facility provide that it is to be cancelled upon a cancellation of the acquisition contracts for the six vessels.  The Company is discussing the potential extension of this facility with its lenders.  The facility was underwritten by Nordea Bank Finland Plc, New York Branch, who serves as Administrative Agent, Bookrunner, and Collateral Agent; Bayerische Hypo- und Vereinsbank AG, who serves as Bookrunner; DnB NOR Bank ASA; Sumitomo Mitsui Banking Corporation, acting through its Brussels Branch; and Deutsche Schiffsbank Akteingesellschaft.  DnB NOR Bank ASA underwrote the Company’s $1.4 billion credit facility and serves under that facility as Administrative Agent and Collateral Agent.  Cancellation of the $320 million credit facility would result in a non-cash charge in the fourth quarter of 2008 to interest expense of approximately $2.3 million associated with deferred financing costs.

A copy of the Company’s press release concerning the cancellation of the agreements described above is attached hereto as Exhibit 99.1 and incorporated into this Item 1.02 by reference except for the second paragraph, which contains quoted remarks.

Item 9.    Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.    Description

  99.1       Press Release dated November 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            GENCO SHIPPING & TRADING LIMITED

                                                            DATE:  November 4, 2008

                                                            /s/ John C. Wobensmith
                                     John C. Wobensmith
                                                             Chief Financial Officer, Secretary and Treasurer
                                     (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.    Description

  99.1       Press Release dated November 4, 2008.